                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 5, 1999
                                                 ---------------


                             Resource America, Inc.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                              0-4408                            72-0654145
------------------------------         ------------------------          ---------------------------------
        (State or other                (Commission File Number)          (IRS Employer Identification No.)
jurisdiction of incorporation)



   1521 Locust Street, Suite 400,   Philadelphia, PA                   19102
--------------------------------------------------------------------------------
         (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code)   (215) 546-5005
                                                      --------------



                                       N/A
       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On October 5, 1999, an institutional stockholder of the Company's common stock ("Stockholder") convened a meeting of institutional stockholders of the Company who had been invited pursuant to a written agenda to participate in joint efforts to affect Company policies. The Company has confirmed that holders of at least 30% of the Company's outstanding common stock participated in this meeting. Management of the Company was not invited to attend but, subsequently, the Company received requests from participants in the meeting to take the actions that had been suggested at the meeting, including expansion of the Company's Board of Directors and the acceleration of the repurchase of the Company's common stock.

         The Stockholder thereafter invited Company management to a meeting in New York City at the Stockholder's office. On October 20, 1999, the Company's Chairman and Vice Chairman met with officers of the Stockholder who orally informed the Company of a number of proposals that had been developed at the meeting and which the Company was requested to pursue, including accelerated repurchases of the Company's common stock and expansion of the Company's Board of Directors to include persons acceptable to participants in the meeting. On October 22, 1999, the Company's Chairman received a telephone call from the Vice Chairman of Stockholder, requesting that the Company add to its Board of Directors an employee of Stockholder who was described as having the confidence of the institutional investors who had participated in the October 5, 1999 meeting. Subsequently, the Company has reviewed, with the proposed director, the proposals that his group would like to see adopted, and has referred his candidacy to the Company's Nominating Committee.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             RESOURCE AMERICA, INC.


Date:   November  8, 1999                    By: /s/  Michael S. Yecies
                                                -------------------------
                                                      Michael S. Yecies
                                                      Secretary